As filed with the Securities and Exchange Commission on December 5, 2007
Registration No. 333-[                    ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

Akorn, Inc.
(Exact name of Registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)	72-0717400 (I.R.S. Employer Identification No.)

2500 Millbrook Drive, Buffalo Grove, Illinois 60089
(847) 279-6100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Arthur S. Przybyl
President and Chief Executive Officer
Akorn, Inc.
2500 Millbrook Drive
Buffalo Grove, Illinois 60089
(847) 279-6100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Kurt L. Kicklighter, Esq.
Luce, Forward, Hamilton & Scripps LLP
600 W. Broadway, Suite 2600
San Diego, California 92101
(619) 236-1414

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

Title Of Each Class		Proposed	Proposed
Of Securities To Be	Amount To Be	Maximum Offering	Maximum Aggregate	Amount Of
Registered	Registered	Price Per Unit	Offering Price	Registration Fee
Common Stock	1,000,000	$7.59 (1)	$7,590,000	$233.01

(1)	Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c), based on the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Market for November 29, 2007, which date is within five business days prior to the initial filing date of this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus dated December 5, 2007, subject to completion
PROSPECTUS
     The information contained in this prospectus is not complete and may be changed. The selling security holder may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
1,000,000 Shares
Akorn, Inc.
Common Stock
     This prospectus relates to the resale of 1,000,000 shares of our common stock by the selling security holder identified in this prospectus on page 10, which have been issued to the selling security holder. The selling security holder may sell the shares of common stock described in this prospectus in public or private transactions, at prevailing market prices, or at privately negotiated prices. The selling security holder may sell shares directly to purchasers or through brokers or dealers. Brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holder. We will not receive any of the proceeds from the sale of the shares by the selling security holder. The selling security holder will receive all of the proceeds from the sale of the shares and will pay all underwriting discounts and selling commissions, if any, applicable to the sale of the shares. We will pay the expenses of registration of the sale of the shares. It is not possible at the present time to determine the price to the public in any sale of the shares by the selling security holder, and the selling security holder reserves the right to accept or reject, in whole or in part, any proposed purchase of shares. Accordingly, the public offering price, the amount of any applicable underwriting discounts and commissions and the net proceeds to the selling security holder will be determined at the time of such sale by the selling security holder.
     Our common stock is traded on the Nasdaq Global Market under the symbol “AKRX.” On November 29, 2007, the last reported sales price of our common stock was $7.59 per share.
     Our principal executive offices are located at 2500 Millbrook Drive, Buffalo Grove, Illinois 60089 and our telephone number is (847) 279-6100.

Investing in our common stock involves risks.
See “Risk Factors” beginning on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 5, 2007

(i)

ABOUT THIS PROSPECTUS
     You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplements. We have not authorized anyone to provide you with different information. The selling security holder is not offering to sell or seeking offers to buy shares of our common stock in jurisdictions where offers and sales are prohibited. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.
     References in this prospectus to “Akorn,” “us,” “we,” “our,” or the “Company” refer to Akorn, Inc. and its subsidiary, Akorn (New Jersey), Inc., as the context requires. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement and the documents incorporated by reference in this prospectus, unless the context otherwise requires.
FORWARD-LOOKING STATEMENTS AND FACTORS AFFECTING FUTURE RESULTS
     Certain statements in this prospectus constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. When used in this prospectus, the words “anticipate,” “believe,” “could,” “should,” “propose,” “continue,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and similar expressions are generally intended to identify forward-looking statements. Any forward-looking statements, including statements regarding our intent, belief or expectations are not guarantees of future performance. These statements involve risks and uncertainties, and actual results may differ materially from those in the forward-looking statements as a result of various factors, including but not limited to:
•	The factors described in this prospectus under the heading “Risk Factors” beginning on page 3;

•	Our ability to comply with all of the requirements of the U.S. Food and Drug Administration (“FDA”), including current Good Manufacturing Practices (“cGMP”) regulations;

•	Our ability to resolve our FDA compliance issues at our Decatur, Illinois facilities;

•	Our ability to obtain regulatory approvals of, commence operations at, and obtain business for our new lyophilization facility;

•	Our ability to generate cash from operations sufficient to meet our working capital requirements;

•	The effects of federal, state and other governmental regulation on our business;

•	Our success in developing, manufacturing, acquiring and marketing new products;

•	The success of our strategic partnerships for the development and marketing of new products;

•	Our ability to bring new products to market and the effects of sales of such products on our financial results;

•	The effects of competition from generic pharmaceuticals and from other pharmaceutical companies;

•	Availability of raw materials needed to produce our products; and

•	Other factors referred to in this prospectus and our other Securities and Exchange Commission (“SEC”) filings.
     You should read this prospectus completely with the understanding that our actual results may differ materially from what we expect. Unless required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY
     This summary does not contain all of the information you should consider before buying shares in this offering. You should read this entire prospectus carefully, including “Risk Factors,” any prospectus supplement and the documents incorporated by reference in this prospectus before making an investment decision.
Company Overview
     We manufacture and market diagnostic and therapeutic pharmaceuticals in specialty areas such as ophthalmology, rheumatology, anesthesia, vaccines and antidotes, among others. Our customers include physicians, optometrists, hospitals, wholesalers, group purchasing organizations and other pharmaceutical companies. We are a Louisiana corporation founded in 1971 in Abita Springs, Louisiana. In 1997, we relocated our headquarters and certain operations to Illinois. We have a wholly owned subsidiary named Akorn (New Jersey), Inc., which operates in Somerset, New Jersey and is involved in manufacturing, product development, and administrative activities related to our ophthalmic and injectable segments. We classify our operations into three identifiable business segments: ophthalmic, hospital drugs & injectables, and contract services.
     Ophthalmic Segment. We manufacture, market and distribute a line of diagnostic and therapeutic ophthalmic pharmaceutical products. Diagnostic products, primarily used in the office setting, include mydriatics and cycloplegics, anesthetics, topical stains, gonioscopic solutions, angiography dyes and others. Therapeutic products, sold primarily to wholesalers and other national account customers, include antibiotics, anti-infectives, steroids, steroid combinations, glaucoma medications, decongestants/antihistamines and anti-edema medications. Non-pharmaceutical products include various artificial tear solutions, preservative-free lubricating ointments, eyelid cleansers, vitamin supplements and contact lens accessories.
     Hospital Drugs & Injectable Segment. We manufacture, market and distribute a line of specialty drugs and injectable pharmaceutical products, including antidotes, vaccines, anesthesia and products used in the treatment of rheumatoid arthritis and pain management. These products are marketed to hospitals through wholesalers and other national account customers as well as directly to medical specialists through our internal sales staff. This segment was previously classified as the injectable segment; however, we changed the classification to reflect that an increasing amount of pharmaceuticals that we deliver to hospitals are drugs other than injectable pharmaceuticals. The new classification reflects that this segment includes both hospital drugs and injectable pharmaceuticals.
     Contract Services Segment. We manufacture products for third party pharmaceutical and biotechnology customers based on their specifications.

Offering Overview
Issuer	Akorn, Inc.

Address and Phone Number	2500 Millbrook Drive, Buffalo Grove, Illinois 60089 (847) 279-6100

Nasdaq Global Market Trading Symbol	AKRX

Website	www.akorn.com (information found on our website is not part of this prospectus)

Securities Offered	Up to 1,000,000 (1) shares of our common stock, no par value by the selling security holder.

Use of Proceeds	We will not receive any proceeds from the sale of shares of our common stock covered by this prospectus.

Risk Factors	In analyzing an investment in our common stock offered by this prospectus, you should carefully consider the information set forth under “Risk Factors.”

(1)	The number of shares of common stock is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar events. Therefore, pursuant to Rule 416, we are also registering such indeterminate number of shares as may be issuable in connection with stock splits, stock dividends or similar events. The holder of the securities registered hereunder has direct registration rights for this offering.
We have reserved for issuance the shares of our common stock identified in this prospectus. Each of the above listed securities which are being sold by the selling security holder were “restricted securities” under the Securities Act of 1933, or the “Securities Act,” prior to this registration. The selling security holder will determine if and when it will sell its shares and if it will sell their shares at the current market price or at negotiated prices at the time of the sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling security holder.

RISK FACTORS
You should carefully consider the following risk factors and all other information contained in this prospectus and the documents incorporated by reference in this prospectus before investing. Investing in our common stock involves a high degree of risk. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may impair our business. If any of the events described in the following risks occur, our business, results of operations and financial condition could be materially adversely affected. In addition, the trading price of our common stock could decline due to any of the events described in these risks, and you may lose all or part of your investment.
     We have experienced recent operating losses, working capital deficiencies and negative cash flows from operations, and these losses and deficiencies may continue in the future.
     Our recent operating losses may continue in the future and there can be no assurance that our financial outlook will improve. For the years ended December 31, 2006, 2005 and 2004, our operating losses were $4,905,000, $7,479,000 and $368,000, respectively. We generated a positive cash flow from operations in 2006 of $2,509,000, however we generated negative cash flows of $148,000 and $3,461,000 in 2005 and 2004, respectively. There can be no assurance that our results of operations will reflect improvement in the future. If our results of operations do not improve in the future, an investment in our common stock could be negatively affected.
     We have invested significant resources in the development of lyophilization manufacturing capability, and we may not realize the benefit of these efforts and expenditures.
     We are in the process of completing an expansion of our Decatur, Illinois manufacturing facility to add capacity to provide lyophilization (freeze-dry) manufacturing services, a manufacturing capability we currently do not have. As of December 31, 2006, we had spent approximately $22,433,000 on the lyophilization facility expansion and anticipate the need to spend approximately $200,000 of additional funds (excluding capitalized interest), which will primarily be used for testing and validation as the major capital equipment items are currently in place. In December 2006, we placed the sterile solutions portion of this operation in service which augments our existing production capacities. The remaining $5,196,000 of construction in progress, which is specific to lyophilization operations, is awaiting final review and a Pre-Approval Inspection from the FDA for us to place this equipment into commercial production.
     We are developing an internal Abbreviated New Drug Application (“ANDA”) lyophilized product pipeline. However, we cannot commercialize any lyophilized products until we complete a successful Pre-Approval Inspection from the FDA. Further, there is no guarantee that we will be successful in completing development of lyophilization capability or that other intervening events will not occur that will reduce or eliminate the anticipated benefits from such capability. For instance, the market for lyophilized products could significantly diminish or be eliminated, or new technological advances could render the lyophilization process obsolete, prior to our entry into the market. There can be no assurance that we will realize the anticipated benefits from our significant investment into lyophilization capability at our Decatur manufacturing facility, and our failure to do so could significantly limit our ability to grow our business in the future.
     We depend on a small number of distributors, the loss of any of which could have a material adverse effect.
     A small number of large wholesale drug distributors account for a large portion of our gross sales, revenues and accounts receivable. The following three distributors, AmerisourceBergen Corporation, Cardinal Health, Inc. and McKesson Drug Company, accounted for approximately 50% of total gross sales in 2006, 33% of total revenues in 2006 and 53% of gross trade receivables as of December 31, 2006. In addition to acting as distributors of our products, these three companies also distribute a broad range of health care products for many other companies. The loss of one or more of these distributors, together with a delay or inability to secure an alternative distribution source for end users, could have a material negative impact on our revenue and results of operations and could lead to a violation of financial covenants. A change in purchasing patterns, inventory levels, increases in returns of our products, delays in purchasing products and delays in payment for products by one or more distributors also could have a material negative impact on our revenue and results of operations.

     Certain of our directors are subject to conflicts of interest.
     Dr. John N. Kapoor, Ph.D., the chairman of our board of directors, our chief executive officer from March 2001 to December 2002, and a principal shareholder, is affiliated with EJ Financial Enterprises, Inc. (“EJ Financial”), a health care consulting investment company. EJ Financial is involved in the management of health care companies in various fields, and Dr. Kapoor is involved in various capacities with the management and operation of these companies. The John N. Kapoor Trust dated 9/20/89 (the “Kapoor Trust”), the beneficiary and sole trustee of which is Dr. Kapoor, is a principal shareholder of each of these companies. As a result, Dr. Kapoor does not devote his full time to our business. Although such companies do not currently compete directly with us, certain companies with which EJ Financial is involved are in the pharmaceutical business and could eventually compete with us in the future. Discoveries made by one or more of these companies could render our products less competitive or obsolete. Potential conflicts of interest could have a material adverse effect on our business, financial condition and results of operations.
     We may require additional capital to grow our business and such funds may not be available to us.
     We may require additional funds to grow our business. However, adequate funds through the financial markets or from other sources may not be available when needed or on terms favorable to us due to our recent financial history. Further, the terms of such additional financing, if obtained, likely will require the granting of rights, preferences or privileges senior to those of our common stock and result in substantial dilution of the existing ownership interests of our common stockholders and could include covenants and restrictions that limit our ability to operate or expand our business in a manner that we deem to be in our best interest.
     Our growth depends on our ability to timely develop additional pharmaceutical products and manufacturing capabilities.
     Our strategy for growth is dependent upon our ability to develop products that can be promoted through current marketing and distribution channels and, when appropriate, the enhancement of such marketing and distribution channels. We may not meet our anticipated time schedule for the filing of ANDAs and New Drug Applications (“NDAs”) or may decide not to pursue ANDAs or NDAs that we have submitted or anticipate submitting. Our internal development of new pharmaceutical products is dependent upon the research and development capabilities of our personnel and our strategic business alliance infrastructure. There can be no assurance that we or our strategic business alliances will successfully develop new pharmaceutical products or, if developed, successfully integrate new products into our existing product lines. In addition, there can be no assurance that we will receive all necessary FDA approvals or that such approvals will not involve delays, which adversely affect the marketing and sale of our products. Our failure to develop new products, to maintain substantial compliance with FDA compliance guidelines or to receive FDA approval of ANDAs or NDAs, could have a material adverse effect on our business, financial condition and results of operations.
     We have entered into several strategic business alliances which may not result in marketable products.
     We have entered into several strategic business alliances that have been formed to supply us with low cost finished dosage form products. Since 2004, we have entered into various purchase and supply agreements, license agreements, and a joint venture that are all designed to provide finished dosage form products that can be marketed through our distribution pipeline. However, there can be no assurance that any of these agreements will result in FDA-approved ANDAs or NDAs, or that we will be able to market any such finished dosage form products at a profit. In addition, any clinical trial expenses that we incur may result in adverse financial consequences to our business.
     Our success depends on the development of generic and off-patent pharmaceutical products which are particularly susceptible to competition, substitution policies and reimbursement policies.
     Our success depends, in part, on our ability to anticipate which branded pharmaceuticals are about to come off patent, thus permitting us to develop, manufacture and market equivalent generic pharmaceutical products. Generic pharmaceuticals must meet the same quality standards as branded pharmaceuticals, even though these equivalent pharmaceuticals are sold at prices that are significantly lower than that of branded pharmaceuticals. Generic substitution is regulated by the federal and state governments, as is reimbursement for generic drug dispensing. There can be no assurance that substitution will be permitted for newly approved generic drugs or that such products will be subject to government reimbursement. In addition, generic products that third parties develop may render our generic products noncompetitive or obsolete. There can be no assurance that we will be able to consistently bring generic pharmaceutical products to market quickly and efficiently in the future. An increase in competition in the sale of generic pharmaceutical products or our failure to bring such products to market before our competitors could have a material adverse effect on our business, financial condition and results of operations.
     Further, there is no proprietary protection for most of the branded pharmaceutical products that either we or other pharmaceutical companies sell. In addition, governmental and cost-containment pressures regarding the dispensing of generic equivalents will likely result in generic substitution and competition generally for our branded pharmaceutical products. We attempt to mitigate the effect of this substitution through, among other things, creation of strong brand-name recognition and product-line extensions for our branded pharmaceutical products, but there can be no assurance that we will be successful in these efforts.
     We can be subject to legal proceedings against us, which may prove costly and time-consuming even if meritless.
     In the ordinary course of our business, we can be involved in legal actions with both private parties and certain government agencies. To the extent that our personnel may have to spend time and resources to pursue or contest any matters that may be asserted from time to time in the future, this represents time and money that is not available for other actions that we might otherwise pursue which could be beneficial to our future. In addition, to the extent that we are unsuccessful in any legal proceedings, the consequences could have a negative impact on our business, financial condition and results of operations.
     Our revenues depend on the sale of products manufactured by third parties, which we cannot control.
     We derive a significant portion of our revenues from the sale of products manufactured by third parties. There can be no assurance that our dependence on third parties for the manufacture of such products will not adversely affect our profit margins or our ability to develop and deliver our products on a timely and competitive basis. If for any reason we are unable to obtain or retain third-party manufacturers on commercially acceptable terms, we may not be able to distribute certain of our products as planned. No assurance can be made that the manufacturers we use will be able to provide us with sufficient quantities of our products or that the products supplied to us will meet our specifications. Any delays or difficulties with third-party manufacturers could adversely affect the marketing and distribution of certain of our products, which could have a material adverse effect on our business, financial condition and results of operations.
     Dependence on key executive officers.
     Our success will depend, in part, on our ability to attract and retain key executive officers. We are particularly dependent upon Dr. John N. Kapoor, Ph.D., chairman of our board of directors, and Mr. Arthur S. Przybyl, our chief executive officer. The inability to attract and retain key executive officers, or the loss of one or more of our key executive officers, could have a material adverse effect on our business, financial condition and results of operations.
     We must continue to attract and retain key personnel to be able to compete successfully.
     Our performance depends, to a large extent, on the continued service of our key research and development personnel, other technical employees, managers and sales personnel, and our ability to continue to attract and retain such personnel. Competition for such personnel is intense, particularly for highly motivated and experienced research and development and other technical personnel. We are facing increasing competition from companies with greater financial resources for such personnel. There can be no assurance that we will be able to attract and retain sufficient numbers of highly skilled personnel in the future, and the inability to do so could have a material adverse effect on our business, financial condition and results of operations.
     We are subject to extensive government regulations that increase our costs and could subject us to fines, prevent us from selling our products or prevent us from operating our facilities.
     Federal and state government agencies regulate virtually all aspects of our business. The development, testing, manufacturing, processing, quality, safety, efficacy, packaging, labeling, record keeping, distribution, storage and advertising of our products, and disposal of waste products arising from such activities, are subject to regulation by the FDA, the Drug Enforcement Agency (“DEA”), the Federal Trade Commission, the Consumer Product Safety Commission, the Occupational Safety and Health Administration and the Environmental Protection Agency. Similar state and local agencies also have jurisdiction over these activities. Noncompliance with applicable United States and/or state or local regulatory requirements can result in fines, injunctions, penalties, mandatory recalls or seizures, suspensions of production, recommendations by the FDA against governmental contracts and criminal prosecution. Any of these could have a material adverse effect on our business, financial condition and results of operations. New, modified and additional regulations, statutes or legal interpretation, if any, could, among other things, require changes to manufacturing methods, expanded or different labeling, the recall, replacement or discontinuation of certain products, additional record keeping and expanded documentation of the properties of certain products and scientific substantiation. Such changes or new legislation could have a material adverse effect on our business, financial condition and results of operations.
     FDA regulations. All pharmaceutical manufacturers, including us, are subject to regulation by the FDA under the authority of the Food, Drug, and Cosmetic Act (“FDC Act”). Under the FDC Act, the federal government has extensive administrative and judicial enforcement authority over the activities of finished drug product manufacturers to ensure compliance with FDA regulations. This authority includes, but is not limited to, the authority to initiate court action to seize unapproved or non-complying products, to enjoin non-complying activities, to halt manufacturing operations that are not in compliance with cGMP, to recall products, to seek civil and monetary penalties and to criminally prosecute violators. Other enforcement activities include refusal to approve product applications or the withdrawal of previously approved applications. Any such enforcement activities, including the restriction or prohibition on sales of products we market or the halting of our manufacturing operations, could have a material adverse effect on our business, financial condition and results of operations. In addition, product recalls may be issued at our discretion or at the request of the FDA or other government agencies having regulatory authority for pharmaceutical products. Recalls may occur due to disputed labeling claims, manufacturing issues, quality defects or other reasons. No assurance can be given that restriction or prohibition on sales, halting of manufacturing operations or recalls of our pharmaceutical products will not occur in the future. Any such actions could have a material adverse effect on our business, financial condition and results of operations. Further, such actions, in certain circumstances, could constitute an event of default under the terms of our various financing relationships.
     We must obtain approval from the FDA for each pharmaceutical product that we market which requires a regulatory submission. The FDA approval process is typically lengthy and expensive, and approval is never certain. Our new products could take a significantly longer time than we expect to gain regulatory approval and may never gain approval. Even if the FDA or another regulatory agency approves a product, the approval may limit the indicated uses for a product, may otherwise limit our ability to promote, sell and distribute a product or may require post-marketing studies or impose other post-marketing obligations.
     We and our third-party manufacturers are subject to periodic inspection by the FDA to assure regulatory compliance regarding the manufacturing, distribution and promotion of pharmaceutical products. The FDA imposes stringent mandatory requirements on the manufacture and distribution of pharmaceutical products to ensure their safety and efficacy. The FDA also regulates drug labeling and the advertising of prescription drugs. A finding by a governmental agency or court that we are not in compliance with FDA requirements could have a material adverse effect on our business, financial condition and results of operations.
     We were previously subject to an FDA Warning Letter which the FDA issued to us in October 2000 and subsequently removed in 2005. On March 29, 2007, we received an FDA Warning Letter (the “Warning Letter”) following a routine inspection of our Decatur, Illinois manufacturing facility. The Warning Letter cited deviations from cGMP Regulations. Failure to promptly correct the violations cited in the Warning Letter may result in legal action without further notice, including, without limitation, seizure and injunction. The FDA may withhold approval of pending new drug applications that list the Decatur manufacturing facility as a manufacturer until the violations are corrected. The FDA may also withhold approval of our lyophilization facility. As a result of the Warning Letter we may be forced to find alternative manufacturing facilities for certain of our products on terms that may not be favorable to us.
     If the FDA changes its regulatory position, it could force us to delay or suspend our manufacturing, distribution or sales of certain products. We believe that all of our current products are in substantial compliance with FDA regulations and have received the requisite agency approvals for their manufacture and sale. Modifications or enhancements of approved products are in many circumstances subject to additional FDA approvals which may or may not be granted and which may be subject to a lengthy application process. Any change in the FDA’s enforcement policy, any decision by the FDA to require an approved NDA or ANDA for one of our products not currently subject to the approved NDA or ANDA requirements or any delay in the FDA approving an NDA or ANDA for one of our products could have a material adverse effect on our business, financial condition and results of operations.
     A number of products we market are "grandfathered" drugs that are permitted to be manufactured and marketed without FDA-issued ANDAs or NDAs on the basis of their having been marketed prior to enactment of relevant sections of the FDC Act and amendments thereto. The regulatory status of these products is subject to change and/or challenge by the FDA, which could establish new standards and limitations for manufacturing and marketing such products or could challenge the evidence of prior manufacturing and marketing upon which grandfathering status is based. Any such change in the status of a "grandfathered" product could have a material adverse effect on our business, financial condition and results of operations.

     We are subject to extensive DEA regulation, which could result in our being fined or otherwise penalized. We also manufacture and sell drugs which are “controlled substances” as defined in the federal Controlled Substances Act and similar state laws, which impose, among other things, certain licensing, security and record keeping requirements administered by the DEA and similar state agencies, as well as quotas for the manufacture, purchase and sale of controlled substances. The DEA could limit or reduce the amount of controlled substances which we are permitted to manufacture and market.
     We may implement product recalls and could be exposed to significant product liability claims; we may have to pay significant amounts to those harmed and may suffer from adverse publicity as a result.
     The manufacturing and marketing of pharmaceuticals involves an inherent risk that our products may prove to be defective and cause a health risk. In that event, we may voluntarily implement a recall or market withdrawal or may be required to do so by a regulatory authority. We have recalled products in the past and, based on this experience, believe that the occurrence of a recall could result in significant costs to us, potential disruptions in the supply of our products to our customers and adverse publicity, all of which could harm our ability to market our products. There were no product recalls in 2006, 2005 or 2004, nor have there been any product recalls as of November 30 in 2007.
     Although we are not currently subject to any material product liability proceedings, we may incur material liabilities relating to product liability claims in the future. Even meritless claims could subject us to adverse publicity, hinder us from securing insurance coverage in the future, require us to incur significant legal fees and divert the attention of the key employees from running our business. Successful product liability claims brought against us could have a material adverse effect on our business, financial condition and results of operations.
     We currently have product liability insurance in the amount of $5,000,000 for aggregate annual claims with a $50,000 deductible per incident and a $250,000 aggregate annual deductible. However, there can be no assurance that such insurance coverage will be sufficient to fully cover potential claims. Additionally, there can be no assurance that adequate insurance coverage will be available in the future at acceptable costs, if at all, or that a product liability claim would not have a material adverse effect on our business, financial condition and results of operations.
     The FDA may authorize sales of some prescription pharmaceuticals on a non-prescription basis, which would reduce the profitability of our prescription products.
     From time to time, the FDA elects to permit sales of some pharmaceuticals currently sold on a prescription basis, without a prescription. FDA approval of the sale of our products without a prescription would reduce demand for our competing prescription products and, accordingly, reduce our profits.
     Our industry is very competitive. Additionally, changes in technology could render our products obsolete.
     We face significant competition from other pharmaceutical companies, including major pharmaceutical companies with financial resources substantially greater than ours, in developing, acquiring, manufacturing and marketing pharmaceutical products. The selling prices of pharmaceutical products typically decline as competition increases. Further, other products now in use, under development or acquired by other pharmaceutical companies may be more effective or offered at lower prices than our current or future products. The industry is characterized by rapid technological change that may render our products obsolete, and competitors may develop their products more rapidly than we can. Competitors may also be able to complete the regulatory process sooner and, therefore, may begin to market their products in advance of our products. We believe that competition in sales of our products is based primarily on price, service and technical capabilities. There can be no assurance that: (i) we will be able to develop or acquire commercially attractive pharmaceutical products; (ii) additional competitors will not enter the market; or (iii) competition from other pharmaceutical companies will not have a material adverse effect on our business, financial condition and results of operations.
     Many of the raw materials and components used in our products come from a single source.
     We require a supply of quality raw materials and components to manufacture and package pharmaceutical products for ourselves and for third parties with which we have contracted. Many of the raw materials and components used in our products come from a single source, and interruptions in the supply of these raw materials and components could disrupt our manufacturing of specific products and cause our sales and profitability to decline. Further, in the case of many of our ANDAs and NDAs, only one supplier of raw materials has been identified. Because FDA approval of drugs requires manufacturers to specify their proposed suppliers of active ingredients and certain packaging materials in their applications, FDA approval of any new supplier would be required if active ingredients or such packaging materials were no longer available from the specified supplier. The qualification of a new supplier could delay our development and marketing efforts. If for any reason we are unable to obtain sufficient quantities of any of the raw materials or components required to produce and package our products, we may not be able to manufacture our products as planned, which could have a material adverse effect on our business, financial condition and results of operations.
     Our patents and proprietary rights may not adequately protect our products and processes.
     The patent and proprietary rights position of competitors in the pharmaceutical industry generally is highly uncertain, involves complex legal and factual questions, and is the subject of much litigation. There can be no assurance that any patent applications or other proprietary rights, including licensed rights, relating to our potential products or processes will result in patents being issued or other proprietary rights secured, or that the resulting patents or proprietary rights, if any, will provide protection against competitors who: (i) successfully challenge our patents or proprietary rights; (ii) obtain patents or proprietary rights that may have an adverse effect on our ability to conduct business; or (iii) are able to circumvent our patent or proprietary rights position. It is possible that other parties have conducted or are conducting research and could make discoveries of pharmaceutical formulations or processes that would precede any discoveries made by us, which could prevent us from obtaining patents or other protection for these discoveries or marketing products developed therefrom. Consequently, there can be no assurance that others will not duplicate any of our products or independently develop pharmaceutical products similar to or obsoleting those that we are planning to develop. Our inability to obtain patents for, or other proprietary rights in, our products and processes or the ability of competitors to circumvent or obsolete our patents or proprietary rights could have a material adverse effect on our business, financial condition and results of operations.
     Concentrated ownership of our common stock and our registration of shares for public sale creates a risk of sudden changes in our share price.
     The sale by any of our large shareholders of a significant portion of that shareholder’s holdings could have a material adverse effect on the market price of our common stock. We have registered 71,785,437 shares held by certain of our investors for sale under registration statements on a Form S-1 and Form S-3 filed with the SEC. Sales of these shares on the open market could cause the price of our stock to decline.
     Exercise of warrants and options may have a substantial dilutive effect on our common stock.
     If the price per share of our common stock at the time of exercise or conversion of any warrants or stock options is in excess of the various exercise or conversion prices of such convertible securities, exercise or conversion of such convertible securities would have a dilutive effect on our common stock. Holders of our outstanding warrants and options would receive 6,872,568 shares of our common stock at a weighted average exercise price of $4.68 per share. Any additional financing that we secure likely will require the granting of rights, preferences or privileges senior to those of our common stock, which may result in substantial dilution of the existing ownership interests of our common shareholders.
     The terms of our preferred stock may reduce the value of our common stock.
     We are authorized to issue up to a total of 5,000,000 shares of preferred stock in one or more series. Our board of directors may determine whether to issue additional shares of preferred stock and the terms of such preferred stock without further action by holders of our common stock. If we issue additional shares of preferred stock, it could affect the rights or reduce the value of our common stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with or sell our assets to a third party. These terms may include voting rights, preferences as to dividends and liquidation, conversion and redemption rights, and sinking fund provisions. We continue to seek capital for the growth of our business, and this additional capital may be raised through the issuance of additional preferred stock.
     We experience significant quarterly fluctuation of our results of operations, which may increase the volatility of our stock price.
     Our results of operations may vary from quarter to quarter due to a variety of factors including, but not limited to, the timing of the development and marketing of new pharmaceutical products, the failure to develop such products, delays in obtaining government approvals, including FDA approval of NDAs or ANDAs for our products, expenditures to comply with governmental requirements for manufacturing facilities, expenditures incurred to acquire and promote pharmaceutical products, changes in our customer base, a customer’s termination of a substantial account, the availability and cost of raw materials, interruptions in supply by third-party manufacturers, the introduction of new products or technological innovations by our competitors, loss of key personnel, changes in the mix of products sold by us, changes in sales and marketing expenditures, competitive pricing pressures, expenditures incurred to pursue or contest pending or threatened legal action and our ability to meet our financial covenants. There can be no assurance that we will be successful in avoiding losses in any future period. Such fluctuations may result in volatility in the price of our common stock.
     “Penny Stock” rules may make buying or selling our common stock difficult.
     As of November 29, 2007, the market price of our common stock exceeded $5.00 per share. However, there can be no guarantee that it will continue to do so. If our market price falls below $5.00 per share, trading in our common stock may be subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules would require that any broker-dealer that would have to recommend our common stock to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations would require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.
     The requirements of being a public company may strain our resources and distract management.
     As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). These requirements are extensive. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls for financial reporting. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.

SELLING SECURITY HOLDER
     We are registering 1,000,000 shares of our common stock for resale by the selling security holder named below. The term “selling security holder” includes such security holder’s transferees, pledgees, donees or other successors. All of the shares we are registering were issued to a single investor in a private placement offering pursuant to a securities purchase agreement between us and such investor dated November 14, 2007. We are registering the 1,000,000 shares of common stock pursuant to registration rights in the securities purchase agreement to permit the investor and its respective transferees, pledgees, donees or other successors to resell the shares when they deem appropriate.
     The following table sets forth (1) the name of the selling security holder; (2) the number of shares of our common stock held by the selling security holder that may be offered for resale pursuant to this prospectus as of November 30, 2007; (3) the number and percentage of shares of our common stock that the selling security holder beneficially owns prior to the offering for resale of any of the shares of our common stock being registered hereby as of November 30, 2007; and (4) the number and percentage of shares of common stock to be beneficially owned by the selling security holder after the offering of the shares of our common stock being registered hereby, assuming all of the shares registered hereby are sold by the selling security holder. We will not receive any proceeds from the resale of our common stock by the selling security holder.

Shares Beneficially Owned
		Shares Beneficially Owned		After the
	No. of Shares	Prior to the Offering (2)		Offering (3)
Name	Offered (1)	Number	Percentage	Number	Percentage
Serum Institute of India Limited (4)	1,000,000	2,000,000	2.25%	1,000,000	1.13%

(1)	The number of shares included in this prospectus is subject to adjustment to prevent dilution resulting from stock splits, stock dividends, or similar events. Therefore, pursuant to Rule 416 under the Securities Act, we are also registering such indeterminate number of shares as may be issuable in connection with stock splits, stock dividends or similar events.

(2)	Includes all shares beneficially owned, whether directly or indirectly, individually or together with associates, jointly or as community property with a spouse and shares to which each individual has the right to acquire beneficial ownership within 60 days of November 30, 2007.

(3)	Percentage of shares of common stock beneficially owned after the offering is based upon 88,796,763 shares of our common stock outstanding as of November 30, 2007, plus shares of common stock as to which the holder has the right to acquire beneficial ownership within 60 days of November 30, 2007.

(4)	Dr. Cyrus S. Poonawalla is the chairman and Managing Director of Serum Institute of India Limited. In such capacity, Dr. Poonawalla may be deemed to have the power to vote or to direct the vote and to dispose or to direct the disposition of the shares beneficially owned by Serum Institute of India Limited.
     In October 2004, we entered into an exclusive drug development and distribution agreement for oncology drug products for the United States and Canada with Serum Institute of India Limited (“Serum”). We will own the ANDAs and will buy products from Serum under a negotiated transfer price arrangement. Once the products are approved, we will market and sell them in the United States and Canada under our label. In September of 2006, we entered into a securities purchase agreement with Serum for the private placement of 1,000,000 shares of our common stock. In November 2006, we entered into a development and exclusive distribution agreement for certain antibody drugs with Serum. In exchange for exclusive marketing and distribution rights, we will help fund development of such antibody drugs through milestone payments and a development funding agreement, which was also entered into in November of 2006. In addition, the Executive Director of Serum, Subhash Kapre, is a member of our board of directors.
PLAN OF DISTRIBUTION
     The selling security holder, and any of its transferees, pledgees, donees, assignees or other successors-in-interest (including successors by gift, partnership distribution or other non-sale-related transfer effected after the date of this prospectus), may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The selling security holder may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling security holder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
     The selling security holder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling security holder is not obligated to, and there is no assurance that the selling security holder will, sell all or any of the shares we are registering. The selling security holder may transfer, devise or gift such shares by other means not described in this prospectus.
     The selling security holder may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.
     Broker-dealers engaged by the selling security holder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling security holder. The selling security holder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.
     The selling security holder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of any of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus as it may be supplemented from time to time, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.
     The selling security holder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
     The selling security holder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by it. If we are notified by the selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling security holder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act, unless an exemption therefrom is available.
     The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling security holder.
USE OF PROCEEDS
     We will not receive any of the proceeds from the sale by the selling security holder of any of the shares of common stock offered for resale through this prospectus. All proceeds from the resale of the shares of our common stock offered for resale through this prospectus will be for the account of the selling security holder.

LEGAL MATTERS
     The validity of the shares of common stock being offered hereby will be passed upon for us by Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P., New Orleans, Louisiana.
EXPERTS
     The financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
     We have filed a Registration Statement on Form S-3 under the Securities Act, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Akorn, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the SEC.
     We are subject to the informational requirements of the Exchange Act, which requires us to file reports, proxy statements and other information with the SEC. You may inspect any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the facility at prescribed rates. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s website at http://www.sec.gov or our website at http://www.akorn.com. You can also inspect reports and other information we file at the offices of the Nasdaq Global Market, One Liberty Plaza, 165 Broadway, New York, NY 10006. Information contained in our web site is not part of this prospectus.
     We will also provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request and at no cost to the requester. Any such request may be made by writing or calling us at the following address or telephone number:
Akorn, Inc.
2500 Millbrook Drive
Buffalo Grove, Illinois 60089
Attention: Chief Financial Officer
(847) 279-6100
     Exhibits to a document will not be provided unless they are specifically incorporated by reference in that document.
     Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of our contract or other document we have filed for complete information.
     You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. The selling security holder is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document. We furnish our stockholders with annual reports containing audited financial statements.
INFORMATION INCORPORATED BY REFERENCE
     The SEC allows us to “incorporate by reference” some of the documents we file with it, which means that we can disclose important information to you by referring you to those documents. This prospectus incorporates important business and financial information about us which is not included in or delivered with this prospectus. The information incorporated by reference is an important part of, and is considered to be a part of, this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

     We incorporate by reference the following documents:
• our Annual Report on Form 10-K for the year ended December 31, 2006, as filed on March 16, 2007;

• our Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, as filed on May 9, 2007, August 8, 2007 and November 8, 2007, respectively;

• our Current Reports on Form 8-K, including amendments thereto, filed with the SEC since December 31, 2006, other than any information furnished pursuant to Item 2.02 or Item 7.01;

• the description of our common stock contained in the section entitled “Description of Capital Stock and Convertible Securities,” included in our Post Effective Amendment No. 2 to Registration Statement on Form S-1, No. 333-119168 filed with the SEC on June 14, 2005, and any amendment or report filed for the purpose of updating such description;

• all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of shares hereunder; and

• all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus forms a part shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed.
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES
     Section 83A(1) of the Louisiana Business Corporation Law (“LBCL”) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including any action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another business, foreign or nonprofit corporation, partnership, joint venture, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
     Section 83A(2) of the LBCL provides that, in case of actions by or in the right of a corporation, the indemnity shall be limited to expenses, including attorneys’ fees and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the action to conclusion, actually and reasonably incurred in connection with the defense or settlement of such action, and that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his duty to the corporation, unless, and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
     Section 83(B) of the LBCL provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
     Any indemnification under Section 83A of the LBCL, unless ordered by the court, shall be made by a corporation only as authorized in a specific case upon a determination that the applicable standard of conduct has been met, and such determination shall be made:
•	By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or
•	If such a quorum is not obtainable and the board of directors so directs, by independent legal counsel, or
•	By the shareholders.

     The indemnification provided for by Section 83 of the LBCL shall not be deemed exclusive of any other rights to which the person indemnified is entitled under any by-law, agreement, authorization of shareholders or directors, regardless of whether directors authorizing such indemnification are beneficiaries thereof, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his heirs and legal representatives; however, no such other indemnification measure shall permit indemnification of any person for the results of such person’s willful or intentional misconduct.
     Section 24 of the LBCL provides that the articles of incorporation of a corporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability of a director or officer:
•	For any breach of the director’s or officer’s duty of loyalty to the corporation or its shareholders;
•	For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	Who knowingly or without the exercise of reasonable care and inquiry votes in favor of a dividend paid in violation of Louisiana law, any other unlawful distribution, payment or return of assets to be made to the shareholders or stock purchases or redemptions in violation of Louisiana law; or
•	For any transaction from which the director or officer derived an improper personal benefit.
     Article XII of the Company’s articles of incorporation contains the provisions permitted by Section 24 of the LBCL.
     Article V of the Company’s by-laws makes mandatory the indemnification of any of the Company’s officers, directors, employees or agents against any expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him by reason of his position as the Company’s director, officer, employee or agent or serving in such position at the Company’s request of any business, foreign or non-profit corporation, partnership, joint venture or other enterprise, if he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interest of the Company, and, in the case of a criminal action or proceeding, with no reasonable cause to believe that his conduct was unlawful. However, in case of actions by or in the right of the Company, the indemnity shall be limited to expenses (including attorneys’ fees and amounts paid in settlement not exceeding, in the judgment of the Company’s board of directors, the estimated expense of litigating the action to conclusion) actually and reasonably incurred in connection with the defense or settlement of such action.
     No indemnification is permitted under Article V of the Company’s by-laws in respect of any matter as to which a director or officer shall have been finally adjudged by a court of competent jurisdiction to be liable for willful or intentional misconduct or to have obtained an improper personal benefit, unless, and only to the extent that the court shall determine upon application that, in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
     Article V of the Company’s by-laws also provides that to the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
     Any indemnification under Article V of the Company’s by-laws, unless ordered by the court, shall be made by the Company only as authorized in a specific case upon a determination that the applicable standard of conduct has been met, and such determination shall be made:
•	By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or
•	If such a quorum is not obtainable and the board of directors so directs, by independent legal counsel, or
•	By the shareholders.

     Article V of the Company’s by-laws also provides that the expenses incurred in defending such action shall be paid by the Company in advance of the final disposition of such action, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized under Article V. However, the Company’s board of directors may determine, by special resolution, not to have the Company pay in advance the expenses incurred by any person in the defense of any such action.
     Article V further provides that indemnification granted thereunder shall not be deemed exclusive of any other rights to which a director, officer, employee or agent is or may become entitled, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs and legal representatives.
     Article V also permits the Company to procure insurance on behalf of any person who is or was the Company’s director, officer, employee or agent, or is or was serving in such position at the Company’s request of any business, foreign or non-profit corporation, partnership, joint venture or other enterprise, against any liability asserted against or incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the LBCL. The Company maintains a directors’ and officers’ liability insurance policy.
     Insofar as indemnification for liabilities arising under the Securities Act my be permitted to directors, officers or person controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Until the completion of the resale of the common stock included in this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
Table of Contents

About this Prospectus	1
Forward-Looking Statements and Factors Affecting Future Results	1
Summary	2
Risk Factors	3
Selling security holder	10
Plan of Distribution	10
Use of Proceeds	11
Legal Matters	12
Experts	12
Where You Can Find More Information	12
Information Incorporated by Reference	12
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	13
The Resale of
1,000,000 Shares
of
Common Stock
Offered by
Selling Security Holder
AKORN, INC.
PROSPECTUS
Subject to Completion, December 5, 2007
          We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any of the sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or our affairs have not changed since the date hereof.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
          The expenses in connection with the issuance and distribution of the securities being registered in this registration statement are set forth in the following table. The selling security holders will bear none of the following expenses. All amounts except the registration fee are estimated.

Registration Fees	$233
Transfer Agent Fees	1,000
Legal Fees	10,000
Accounting Fees	15,000
Miscellaneous	1,000

Total	$27,233

Item 15. Indemnification of Directors and Officers
          Section 83A(1) of the Louisiana Business Corporation Law (“LBCL”) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including any action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another business, foreign or nonprofit corporation, partnership, joint venture, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
          Section 83A(2) of the LBCL provides that, in case of actions by or in the right of a corporation, the indemnity shall be limited to expenses, including attorneys’ fees and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the action to conclusion, actually and reasonably incurred in connection with the defense or settlement of such action, and that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his duty to the corporation, unless, and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
          Section 83(B) of the LBCL provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
          Any indemnification under Section 83A of the LBCL, unless ordered by the court, shall be made by a corporation only as authorized in a specific case upon a determination that the applicable standard of conduct has been met, and such determination shall be made:
•   By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or
•   If such a quorum is not obtainable and the board of directors so directs, by independent legal counsel, or
•   By the shareholders.

          The indemnification provided for by Section 83 of the LBCL shall not be deemed exclusive of any other rights to which the person indemnified is entitled under any by-law, agreement, authorization of shareholders or directors, regardless of whether directors authorizing such indemnification are beneficiaries thereof, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his heirs and legal representative; however, no such other indemnification measure shall permit indemnification of any person for the results of such person’s willful or intentional misconduct.
          Section 24 of the LBCL provides that the articles of incorporation of a corporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability of a director or officer:
•   For any breach of the director’s or officer’s duty of loyalty to the corporation or its shareholders;
•   For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•   Who knowingly or without the exercise of reasonable care and inquiry votes in favor of a dividend paid in violation of Louisiana law, any other unlawful distribution, payment or return of assets to be made to the shareholders or stock purchases or redemptions in violation of Louisiana law; or
•   For any transaction from which the director or officer derived an improper personal benefit.
          Article XII of the articles of incorporation of Akorn, Inc. (the “Company”) contain the provisions permitted by Section 24 of the LBCL.
          Article V of the Company’s by-laws makes mandatory the indemnification of any of the Company’s officers, directors, employees or agents against any expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him by reason of his position as the Company’s director, officer, employee or agent or serving in such position at the Company’s request of any business, foreign or non-profit corporation, partnership, joint venture or other enterprise, if he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interest of the Company, and, in the case of a criminal action or proceeding, with no reasonable cause to believe that his conduct was unlawful. However, in case of actions by or in the right of the Company, the indemnity shall be limited to expenses (including attorneys’ fees and amounts paid in settlement not exceeding, in the judgment of the Company’s board of directors, the estimated expense of litigating the action to conclusion) actually and reasonably incurred in connection with the defense or settlement of such action.
          No indemnification is permitted under Article V of the Company’s by-laws in respect of any matter as to which a director or officer shall have been finally adjudged by a court of competent jurisdiction to be liable for willful or intentional misconduct or to have obtained an improper personal benefit, unless, and only to the extent that the court shall determine upon application that, in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
          Article V of the Company’s by-laws also provides that to the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
          Any indemnification under Article V of the Company’s by-laws, unless ordered by the court, shall be made by the Company only as authorized in a specific case upon a determination that the applicable standard of conduct has been met, and such determination shall be made:
•   By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or
•   If such a quorum is not obtainable and the board of directors so directs, by independent legal counsel, or
•   By the shareholders.

          Article V of the Company’s by-laws also provides that the expenses incurred in defending such action shall be paid by the Company in advance of the final disposition of such action, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized under Article V. However, the Company’s board of directors may determine, by special resolution, not to have the Company pay in advance the expenses incurred by any person in the defense of any such action.
          Article V further provides that indemnification granted thereunder shall not be deemed exclusive of any other rights to which a director, officer, employee or agent is or may become entitled, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs and legal representatives.
          Article V also permits the Company to procure insurance on behalf of any person who is or was the Company’s director, officer, employee or agent, or is or was serving in such position at the Company’s request of any business, foreign or non-profit corporation, partnership, joint venture or other enterprise, against any liability asserted against or incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the LBCL. The Company maintains a directors’ and officers’ liability insurance policy.
Item 16. Exhibits
          (a) Those exhibits marked with an asterisk (*) refer to exhibits filed herewith. The other exhibits are incorporated herein by reference, as indicated in the following list.

Exhibit No.	Description

4.1	First Amendment dated October 7, 2003 to Registration Rights Agreement dated July 12, 2001 between Akorn, Inc. and The John N. Kapoor Trust dated 9/20/89, incorporated by reference to Exhibit 4.1 to Akorn, Inc.’s report on Form 8-K filed on October 24, 2003.

4.2	Form of Warrant Certificate, incorporated by reference to Exhibit 4.2 to Akorn, Inc.’s report on Form 8-K filed on October 24, 2003.

4.3	Form of Warrant Agreement dated October 7, 2003 between Akorn, Inc. and certain investors, incorporated by reference to Exhibit 4.3 to Akorn, Inc.’s report on Form 8-K filed on October 24, 2003.

4.4	Warrant Agreement dated October 7, 2003 between Akorn, Inc. and The John N. Kapoor Trust dated 9/20/89, incorporated by reference to Exhibit 4.4 to Akorn, Inc.’s report on Form 8-K filed on October 24, 2003.

4.5	Warrant Agreement dated October 7, 2003 between Akorn, Inc. and Arjun C. Waney, incorporated by reference to Exhibit 4.5 to Akorn, Inc.’s report on Form 8-K filed on October 24, 2003.

4.6	Warrant Agreement dated October 7, 2003 between Akorn, Inc. and The John N. Kapoor Trust dated 9/20/89, incorporated by reference to Exhibit 4.6 to Akorn, Inc.’s report on Form 8-K filed on October 24, 2003.

4.7	Warrant Agreement dated October 7, 2003 between Akorn, Inc. and Arjun C. Waney, incorporated by reference to Exhibit 4.7 to Akorn, Inc.’s report on Form 8-K filed on October 24, 2003.

4.8	Warrant Agreement dated October 7, 2003 between Akorn, Inc. and Argent Fund Management Ltd., incorporated by reference to Exhibit 4.8 to Akorn, Inc.’s report on Form 8-K filed on October 24, 2003.

4.9	Registration Rights Agreement dated October 7, 2003 among Akorn, Inc. and certain investors, incorporated by reference to Exhibit 4.9 to Akorn, Inc.’s report on Form 8-K filed on October 24, 2003.

4.10	Form of Subscription Agreement between Akorn, Inc. and certain investors, incorporated by reference to Exhibit 4.1 to Akorn, Inc.’s report on Form 8-K filed on August 24, 2004.

4.11	Form of Common Stock Purchase Warrant between Akorn, Inc. and certain investors, incorporated by reference to Exhibit 4.2 to Akorn, Inc.’s report on Form 8-K filed on August 24, 2004.

4.12	Warrant Purchase and Registration Agreement dated June 18, 2003 between Akorn, Inc. and AEG Partners LLC, incorporated by reference to Exhibit 4.1 to Akorn, Inc.’s report on Form 8-K filed on August 27, 2004.

4.13	Stock Registration Rights Agreement dated November 15, 1990 between Akorn, Inc. and The John N. Kapoor Trust dated 9/20/89, incorporated by reference to Exhibit 4.12 to Akorn, Inc.’s Registration Statement on Form S-1 filed on September 21, 2004.

4.14	Stock Purchase Agreement dated November 15, 1990 between Akorn, Inc. and The John N. Kapoor Trust dated 9/20/89, incorporated by reference to Exhibit 4.13 to Akorn, Inc.’s Registration Statement on Form S-1 filed on September 21, 2004.

4.15	Form of Securities Purchase Agreement dated March 1, 2006, between Akorn, Inc. and certain investors incorporated by reference to Exhibit 4.1 to Akorn, Inc.’s report on Form 8-K filed on March 7, 2006.

4.16	Form of Warrant issued in connection with the Securities Purchase Agreement dated March 1, 2006 incorporated by reference to Exhibit 4.2 to Akorn, Inc.’s report on Form 8-K filed March 7, 2006. (All warrants are dated March 8, 2006. Please see Exhibit 99.1 of Akorn, Inc.’s report on Form 8-K filed March 14, 2006, which is hereby incorporated by reference, for a schedule setting forth the other material details for each of the warrants.)

4.17	Form of Securities Purchase Agreement dated September 13, 2006, between Akorn, Inc. and Serum Institute of India Limited incorporated by reference to Exhibit 4.1 to Akorn, Inc.’s report on Form 8-K filed on September 14, 2006.

4.18	Form of Securities Purchase Agreement dated November 14, 2007, between Akorn, Inc. and Serum Institute of India Limited incorporated by reference to Exhibit 4.1 to Akorn, Inc.’s report on Form 8-K filed on November 20, 2007.

5.1*	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.

23.1*	Consent of BDO Seidman, LLP, independent registered public accounting firm.

23.2*	Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, LLP, incorporated by reference to Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney (incorporated by reference to the signature page of this Registration Statement)
Item 17. Undertakings
          (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus required to be filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo Grove, State of Illinois, on December 5, 2007.

AKORN, INC.
By:	/s/ Jeffrey A. Whitnell
Jeffrey A. Whitnell
Chief Financial Officer, Treasurer and Secretary

          We, the undersigned officers and directors of Akorn, Inc., hereby severally constitute and appoint each of Messrs. Arthur S. Przybyl and Jeffrey A. Whitnell as our true and lawful attorneys-in-fact, with full power to each of them, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-3 including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Akorn, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys-in-fact to said Registration Statement and any and all amendments thereto.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ARTHUR S. PRZYBYL Arthur S. Przybyl	President and Chief Executive Officer (Principal Executive Officer) and Director	December 5, 2007

/s/ JEFFREY A. WHITNELL Jeffrey A. Whitnell	Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	December 5, 2007

/s/ JOHN N. KAPOOR	Chairman and Director	December 5, 2007
Dr. John N. Kapoor

/s/ JERRY N. ELLIS	Director	December 5, 2007
Jerry N. Ellis

/s/ JERRY TREPPEL	Director	December 5, 2007
Jerry Treppel

/s/ RONALD M. JOHNSON	Director	December 5, 2007
Ronald M. Johnson

	Director	December 5, 2007
Subhash Kapre

/s/ RANDALL J. WALL	Director	December 5, 2007
Randall J. Wall